CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

    For purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned, Bill Joll, the President & Chief Executive Officer of On2 Technologies, Inc. (the “Company”), hereby certifies that, to his knowledge:

(i) the Quarterly Report on Form 10-Q of the Company for the quarter ended June 30, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ BILL JOLL
Bill Joll
President & Chief Executive Officer
On2 Technologies, Inc.

August 2, 2006